UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

GOLDEN QUEEN MINING CO. LTD.

(Exact name of registrant as specified in its charter)

0-21777

(Commission File Number)

British Columbia, Canada	Not Applicable
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

#2300 – 1066 West Hastings Street, Vancouver, British Columbia, Canada, V6E 3X2

(Address of principal executive offices) (Zip Code)

(778) 373-1557

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of the holders of common shares of Golden Queen Mining Co. Ltd. held on May 8, 2017, the shareholders voted on the following matters:

1.	Fixing the Number of Directors at four. The shareholders approved the number of directors to be fixed at four.

For:	31,539,749
Against:	259,837
Not Voted:	34,473,756

2.	Election of Directors. The following nominees were elected as directors to serve until the next annual general meeting of the shareholders:

Thomas M Clay:	For:	31,177,211
	Withheld:	622,375
	Not Voted:	34,473,756

Bryan A Coates:	For:	31,400,389
	Withheld:	399,197
	Not Voted:	34,473,756

Bernard Guarnera:	For:	31,391,389
	Withheld:	408,197
	Not Voted:	34,473,756

Paul M. Blythe	For:	31,463,995
	Withheld:	335,591
	Not Voted:	34,473,756

3.	Appointment of Auditors. The shareholders approved the appointment of PricewaterhouseCoopers LLP, Chartered Accountants as auditors of the Company at a remuneration to be fixed by the Directors.

For:	65,557,036
Withheld:	716,306
Not Voted:	0

Item 7.01 Regulation FD Disclosure.

On May 9, 2017, the Company issued a press release entitled “Golden Queen Announces Annual General Meeting Voting Results”. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

The following Exhibit relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

99.1 News release of Golden Queen Mining Co. Ltd. dated May 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Queen Mining Co. Ltd.
Date	May 9, 2017	(Registrant)

/s/ Brenda Dayton
Brenda Dayton, Corporate Secretary